                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (including any amendments thereto) of our report dated January 30, 2002 included in the Company's Form 10-K for the fiscal year ended December 30, 2001 and to all references to our firm included in this Registration Statement (including any amendments thereto).




                                        s/VIRCHOW, KRAUSE & COMPANY, LLP



Minneapolis, Minnesota
April 15, 2002